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                                                                      EXHIBIT 21
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           Name of Corporation                            State of Incorporation
           -------------------                            ----------------------
Advocat Ancillary Services, Inc.                                 Tennessee

Advocat Distribution Services, Inc.                              Tennessee

Advocat Finance, Inc.                                             Delaware

Diversicare Assisted Living Services, Inc.                       Tennessee

Diversicare Assisted Living Services NC, LLC                     Tennessee

Diversicare Canada Management Services Co., Inc.              Ontario, Canada

Diversicare General Partner, Inc.                                  Texas

Diversicare Leasing Corp.                                        Tennessee

Diversicare Leasing Corp. of Alabama                              Alabama

Diversicare Management Services Co.                              Tennessee

First American Health Care, Inc.                                  Alabama

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